Exhibit (d)(12)

AMENDMENT TO INTERCREDITOR AGREEMENT

This AMENDMENT TO THE INTERCREDITOR AGREEMENT dated as of May __, 2007 (this "Amendment"), is entered into by and between RCN Corporation (the "Company"), each other Grantor, Deutsche Bank Trust Company Americas, in its capacities as First-Lien Administrative Agent and First-Lien Collateral Agent (the "First-Lien Collateral Agent"), and HSBC Bank USA, National Association, in its capacities as Second-Lien Trustee and Second-Lien Collateral Agent.

RECITALS:

WHEREAS, the parties hereto and HSBC Bank USA, National Association, as Third-Lien Collateral Agent, entered into the Intercreditor Agreement, dated as of December 21, 2004 (the "Intercreditor Agreement"), which governs the rights of the Second-Lien Collateral Agent (as defined therein) with respect to the Collateral securing the Notes issued pursuant to the Indenture between the Company and HSBC Bank USA, National Association, in its capacity as Indenture Trustee, dated as of December 21, 2004, as amended by the First Supplemental Indenture, dated as of May 30, 2006 (as amended, the "Indenture");

WHEREAS, Section 11.2 of the Indenture provides, among other things, that subject to certain restrictions, the Company, when authorized by a Board Resolution, may amend or supplement the Notes, the Security Documents (which includes the Intercreditor Agreement) or the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding;

WHEREAS, the holders of not less than a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments to the Intercreditor Agreement set forth in this Amendment, in accordance with the provisions of Article IX and Section 11.2 of the Indenture;

WHEREAS, the Third-Lien Credit Agreement was terminated on May 30, 2006, and the discharge of the Third-Lien Obligations occurred;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Indenture.

2.    Amendment to Section 8.2 to the Intercreditor Agreement. The last sentence of Section 8.2 of the Intercreditor Agreement is amended and restated in its entirety to read as follows:

"This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the Second-Lien Creditors and the Second-Lien Obligations, upon the Discharge of Second-Lien Obligations (in a manner which is not in contravention of the terms of this Agreement), subject to the rights of the First-Lien Creditors and the Second-Lien Creditors under Section 6.5, (ii) with respect to the First-Lien Collateral Agent, the First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5(c), and (iii) with respect to all parties hereto (including without limitation the Second-Lien Collateral Agent, the Second-Lien Creditors, the First-Lien Collateral Agent and the First-Lien Creditors upon the effective date of the Second Supplemental Indenture, dated as of May __, 2007, by and between the Company and the Second-Lien Trustee."

3.    No breach or violation: For the avoidance of doubt, the Company hereby represents and warrants that (i) the entry into the First-Lien Credit Agreement, dated May __, 2007, between the Company, various lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities, Inc., as Sole Lead Arranger, Deutsche Bank Securities, Inc. and Citigroup Global Markets, Inc., as Joint Book Running Managers, Citicorp USA, Inc. as Syndication Agent, and Societe Generale, as Documentation Agent (the "First-Lien Facility"), and (ii) the incurrence of any obligation under the First-Lien Facility for the purpose of financing to pay the purchase price for the Notes accepted for purchase and payment by the Company pursuant to the Offer to Purchase and Consent Solicitation Statement, dated April 27, 2007 (the "Offer to Purchase") and the related Consent and Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer") and for any other purpose provided therein, shall not be a breach or violation of the Intercreditor Agreement.

4.    Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment.

5.    Effective Date. This Amendment is effective immediately upon written notice to the First-Lien Collateral Agent and the Second-Lien Collateral Agent by the Company of the Company's acceptance for purchase of the Notes pursuant to the terms and conditions of the Offer.

6.    Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York.

7.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.    Descriptive Headings. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Intercreditor Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

First-Lien Collateral Agent: DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacities as First-Lien Administrative Agent and First-Lien Collateral Agent

By:
Name:
Title:

Second-Lien Collateral Agent: HSBC BANK USA, NATIONAL ASSOCIATION, in its capacities as Second-Lien Trustee and Second-Lien Collateral Agent

By:
Name:
Title:

RCN CORPORATION, as an Assignor

By:
Name:
Title:

BRAINSTORM NETWORKS, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

HOT SPOTS PRODUCTIONS, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

ON TV, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN-BECOCOM, LLC, as a Subsidiaries Guarantor

By:
Name:
Title:

RCN CABLE TV OF CHICAGO, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN ENTERTAINMENT, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN FINANCE, LLC, as a Subsidiaries Guarantor

By:
Name:
Title:

RCN FINANCIAL MANAGEMENT, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN INTERNATIONAL HOLDINGS, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN INTERNET SERVICES, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS HOLDING COMPANY, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS, LLC, as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF ILLINOIS, LLC, as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF MASSACHUSETTS, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF PHILADELPHIA, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF VIRGINIA, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF WASHINGTON D.C., INC., as a Subsidiaries Guarantor

By:
Name:
Title:

RFM 2, LLC, as a Subsidiaries Guarantor

By:
Name:
Title:

RLH PROPERTY CORPORATION, as a Subsidiaries Guarantor

By:
Name:
Title:

TEC AIR, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

21ST CENTURY TELECOM SERVICES, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

UNET HOLDING, INC., as a Subsidiaries Guarantor

By:
Name:
Title:

STARPOWER COMMUNICATIONS, LLC, as a Subsidiaries Guarantor

By:
Name:
Title: